 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

 FORM 8-K/A
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017
___________________
MoneyGram International, Inc.
 (Exact name of registrant as specified in its charter)
 ___________________

Delaware	1-31950	16-1690064
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 999-7552

Not Applicable
__________________
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by MoneyGram International, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 15, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 annual meeting of stockholders held on June 12, 2017 (the “Regular Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how often it will conduct shareholder advisory votes on the compensation of executives. No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously disclosed in the Original Form 8-K, in an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers held at the Annual Meeting, 12,485,015 shares voted for every year, 118,662 shares voted for every two years, 31,138,566 shares voted for every three years, 153,043 shares abstained and there were 4,626,345 broker non-votes. In accordance with the results of the shareholder advisory vote, the Company has decided to include an advisory vote on the compensation of executives in its proxy materials every three years.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

	By:	/s/ F. Aaron Henry
	Name:	Francis Aaron Henry
	Title:	General Counsel and Corporate Secretary

Date: October 27, 2017